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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K



Date of report (Date of earliest event reported):     10/27/00
                                                 -----------------

                          AFTERMARKET TECHNOLOGY CORP.
                          ----------------------------
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                     0-21803                 95-4486486
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(State or Other Jurisdiction         (Commission             (I.R.S. Employer
of Incorporation or Organization)     File Number)           Identification No.)

One Oak Hill Center - Suite 400, Westmont, IL                       60559
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  (Address of Principal Executive Offices)                        (Zip Code)


Registrant's Telephone Number, Including Area Code:  (630) 455-6000
                                                   --------------------
                                      None
                           -------------------------
         (Former name or address, if changed since last report)

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                          AFTERMARKET TECHNOLOGY CORP.

                                    FORM 8-K

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On October 27, 2000, Aftermarket Technology Corp. (the "Company") consummated the sale of all the outstanding capital stock of its wholly owned subsidiary, ATC Distribution Group, Inc. (the "Distribution Group"), to ATCDG Acquisition Corp., Inc. ("Buyer"), an indirect wholly owned subsidiary of Aceomatic-Recon Holdings Corporation, which is an affiliate of The Riverside Company. The purchase price for the stock of the Distribution Group, which was negotiated on an arm's length basis between the Company and Buyer, was comprised of $60.1 million in cash, Series B preferred stock of Buyer with a stated value of $8.65 million and an 18% senior subordinated promissory note of Buyer in the principal amount of $10.05 million. The cash portion of the purchase price is subject to increase or decrease if it is determined that the Distribution Group's net working capital as of closing was above or below a specified target amount. Following the sale, Buyer was merged with and into the Distribution Group, as a result of which the Series B preferred stock and senior subordinated note were converted into Series B preferred stock and a senior subordinated note of the Distribution Group. The senior subordinated note is secured by a lien on substantially all the assets of the Distribution Group, which lien is subordinated to the lien in favor of the banks that provided financing to Buyer in connection with the transaction.

        For financial statement purposes the Company has valued the Series B preferred stock and the senior subordinated note at $1.9 million and $8.4 million, respectively.

        The Company used $40.1 million of the cash proceeds from the sale to repay $40.0 million of principal and $0.1 million of accrued interest under the term loan portion of the Company's senior credit facility. The $20.0 million balance of the cash proceeds was used to pay fees and expenses associated with the transaction and to pay down the balance under the revolving loan portion of the Company's senior credit facility until such amount is reinvested in the Company's businesses.

        The Distribution Group (together with its Canadian subsidiary, King-O-Matic Industries Limited, and its Mexican subsidiary, Partes Remanufacturadas de Mexico, S.A. de C.V.) distributes remanufactured transmissions and related drive train components to independent aftermarket customers for use in the repair of automobiles and light trucks primarily following expiration of the new vehicle warranty.

        The sale of the Distribution Group does not affect the Company's OEM business segment, which remanufactures transmissions for original equipment manufacturers.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not Applicable.

        (b) PRO FORMA FINANCIAL INFORMATION. The required pro forma financial information will be filed by amendment to this Report on Form 8-K not later than January 10, 2001.

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        (c) EXHIBITS. The following exhibits are filed as part of this Report on
Form 8-K:

            10.1 Stock Purchase Agreement dated as of September 1, 2000 between the Company and Buyer.

            10.2 Amendment to Stock Purchase Agreement dated as of October 27,
                 2000 between the Company and Buyer.

            10.3 Amendment and Waiver, dated as of August 2, 2000, to the
                 Amended and Restated Credit Agreement, dated as of March 6, 1998, among Seller, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank, as agent.

            10.4 Consent and Amendment, dated as of October 26, 2000, to the
                 Amended and Restated Credit Agreement, dated as of March 6, 1998, among Seller, the several banks and other financial institutions from time to time parties thereto and The Chase Manhattan Bank, as agent.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   AFTERMARKET TECHNOLOGY CORP.
Dated: November 13, 2000
                                                   By: /s/ Joseph Salamunovich
                                                     -------------------------
                                                           Joseph Salamunovich
                                                             Vice President